UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets S&P 400 Company $13 Billion Enterprise 2014 Annualized Dividend of $1.04, ~4.0% Yield CFO: Tom Herzog 720.283.6139 Investor Relations: Chris Van Ens 720.348.7762 Citi CEO Conference March 2014 Channel @ Mission Bay - San Francisco, CA Development - Scheduled Completion: 1Q 2014 Exhibit 99.1
Table of Contents Steele Creek - Denver, CO Participating Debt Deal - Scheduled Completion: 2H 2015 UDR, Inc. TABLE OF CONTENTS UDR, Inc. TABLE OF CONTENTS PAGE About UDR, Inc. 3 3-Year Outlook / Strategic Priorities 4 How We Performed in 2013 5 Recent Highlights 6 2014 Objectives 7 Development Pipeline 8 Development Accretion 9 Operational Excellence 10 Balance Sheet Management 11 Joint Ventures 12 APPENDIX 2014 Guidance 14 Operating Trends Update 15 2014 Market Growth Expectations 16 Where We Develop and Why 17 Development Lease-Up Progress 18 Apartment Fundamentals Demand 20 New Multifamily Supply 21 Single-Family Housing 22 Definitions and Reconciliations 23 2
About UDR, INC. 3 As of December 31, 2013. Source: Company and peer documents. UDR Markets / Portfolio (1) 22 Markets 185 Communities 52,949 Homes Same-Store Revenue per Occupied Home: $1,509 Total Portfolio Revenue per Occupied Home: $1,670 Average Age of Communities: 16 years Cirque - Dallas, TX Inland Empire Portland Denver Philadelphia West Coast: % of SS NOI: 40% % of Total NOI: 37% Development: $670M Southwest: % of SS NOI: 7% % of Total NOI: 8% Development: $160M Southeast: % of SS NOI: 17% % of Total NOI: 13% Mid-Atlantic % of SS NOI: 26% % of Total NOI: 22% Development: $200M Northeast % of SS NOI: 10% % of Total NOI: 19% Development: $220M Our portfolio is primarily bi-coastal with a 50% / 50% mix of a / b quality and urban / suburban communities. Our $1.2B Development pipeline is primarily urban and coastal
Will Drive Value Creation and Total Shareholder Return (TSR) 1 2 4 3-Year Outlook / Strategic Priorities We updated our 3-year strategic outlook in February 2014. our Strategic Priorities remain unchanged from 2013 and we are highly focused on their continued execution Allocate capital to accretive growth prospects that strengthen our market mix, portfolio quality and growth rates Drive organic growth and improve resident / associate satisfaction through our best-in-class operating platform Maintain a strong and flexible Balance sheet while seeking to further improve our metrics over time 3 Generate high-quality Cash flow growth to drive dividend and nav per share growth 4
Same-store Revenue growth 3rd best in the multifamily space in 2013; increased dividend by 7% Outperformed original 2013 guidance on all SS and earnings metrics 2 How we performed in 2013 Primary BALANCE SHEET metrics are better than or in line with initial plan expectations as of Year-end 2013 3 In 2013 we met or exceeded the objectives set forth in our initial 3-Year Strategic Plan/Guidance published last February Completed $400 million of accretive development in 2013, primarily in coastal markets Projects completed at an average expected 155 bp trended spread between expected stabilized yields and current market cap rates; mid-teens expected average IRR at the point of stabilization Located in Orange County, San Diego, Washington, DC and Dallas 1 Source: Company documents. 5 (CHART) (CHART) METRIC YE 2013 Initial Forecast YE 2013 Actual Debt-to-assets 38% to 40% 39% Net debt-to-EBITDA 6.8x to 7.2x 7.0x Fixed Charge Coverage 2.8x to 3.0x 3.1x
Recent Highlights 6 Generated strong 4Q13 same-store results SS Revenue Growth: 4.5% SS NOI Growth: 5.4% 1 2 3 5 717 Olympic - Los Angeles, CA Pier 4 - Boston, MA Development - Scheduled Completion: 2Q 2015 As of February 17, 2014. Source: Company documents. Completed three Value Accretive developments in 4Q13 Completed $275M of accretive projects at an average spread of ~185 bps over cap rates in San Diego, CA, Huntington Beach, CA and Dallas, TX Sold $132M of non-core assets in 4Q13 Exited Sacramento, CA Proceeds used to progress our development pipeline 4 Expanded our relationship with metlife in 4Q13 Formed a $318M, 51%/49% development partnership for 399 Fremont, a planned luxury high-rise in San Francisco's desirable Rincon Hill submarket Recent operating trends Move-outs to home purchase at 13.9% in 4Q versus UDR's LT average of 14.5% Rent-to-income was 17.0% in 4Q See pages 15 and 16 for market-level detail SS Growth New Lease Renewal Occupancy Jan. / Feb. 2014 (1) 0.5% 5.0% 96.1% 4Q 2013 1.3% 5.2% 96.2%
2014 objectives 7 Generate strong organic growth 1 2 3 717 Olympic - Los Angeles, CA Complete Accretive development Complete $480M of accretive projects at an average expected spread of ~170 bps over cap rates Located in San Francisco, Metro Washington, DC and Orange County Capitol View - Washington, DC Generate Strong Cash Flow, Dividend, NAV and CVNI Growth (CHART) CVNI incorporates NAV growth plus dividends paid reinvested at coincident NAV over time. Includes expected contribution from 2013 and 2014 development completions. Source: Company documents. 7-9% 7-9% 9-11% 12-14% 11% (CHART) SS Revenue Growth SS NOI Growth Flat cap rate assumption

DEVELOPMENT PIPELINE

8

DEVELOPMENT PIPELINE STATISTICS (1)

- **Size:** 3,552 homes at 100%
- **Cost:** $1.2B, $407K per home at 100%
- **Spent to Date:** $800M (~64% of total cost)
- Wtd. avg. spread of 150-200 bps over cap rates

- **Completion timeline of remaining underway development:**
  - **2014**: $480 million
  - **2015**: $326 million
  - **2016**: $162 million



Seattle
1 land parcel
Boston
1 asset, $218M
1 land parcel
San Francisco
2 assets, $307M
2 land parcels
Denver (2)
1 asset, $108M
Metro Washington, DC
2 assets, $197M
Los Angeles
6 land parcels
San Diego
1 asset, $76M
Dallas
1 asset, $49M
1 land parcel
O.C.
3 assets, $288M
2 land parcels

UDR LAND STATISTICS (1)

- **Parcels:** 5 total; 3 entitled
- **Locations:** LA, Boston, Dallas, Orange County
- **Cost Basis:** $134M at 100%
- **Potential Homes:** 850-950 homes at 100%
- **Potential Construction Cost:** $425-$500M at 100%; ~$515K per home

UDR/METLIFE JV LAND STATISTICS (1)

- **Parcels:** 8 total; 5 entitled
- **Locations:** Seattle, LA, Orange County, SF Bay Area, Dallas
- **Cost Basis:** $229M at 100%; UDR share is $32M
- **Potential Homes:** 3-4K homes at 100%
- **Potential Construction Cost:** $850-$1,100M at 100%; ~$275K per home

(1) As of December 31, 2013 except for inclusion of Pacific City Land in UDR Land Statistics.
(2) UDR has the option to purchase the property upon completion of construction and we receive 50% of the upside upon acquisition of the asset or sale to a third party.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.
9 Development Accretion development is expected to generate strong cash flow and nav growth over time TAKEAWAYS Development FFO/sh drag is expected to total $0.10 against accretion of $0.10 during the 2014 through 2016 time period Upon stabilization, our current $1.2 billion pipeline is expected to generate annual FFO/sh accretion of $0.06 From 2014 through 2016 we expect our pipeline to generate approximately $2.10 of NAV/sh accretion Source: Company documents. (CHART) 2014E-2016E Estimated drag and accretion for our current $1.2 Billion development pipeline over our updated 2014-2016 strategic outlook Estimated drag and accretion from current pipeline Thereafter 9
Operational Excellence Excludes historical CLP and AEC results. Source: Company documents and forecasts and peer documents. (CHART) ...AND expectations are for continued strength in 2014 (CHART) 3.50%-4.25% 10 Best-in-Class operating platform that has outperformed versus peers over the long-term Better top-line results... More markets won... (CHART)
METRIC YE 2009A YE 2013A YE 2014E YE 2016E Debt-to-assets 53% 39% 38% to 40% 35% to 38% Net debt-to-EBITDA 10.0x 7.0x 6.3x to 6.7x 5.6x to 6.2x Fixed Charge Coverage 2.0x 3.1x 3.4x to 3.6x 3.6x to 3.8x Balance sheet Management 11 3 Well-Laddered Maturity Schedule 4 Investment Grade Ratings S&P: BBB, stable outlook Moody's: Baa2, positive outlook (CHART) 9% 10% 12% 9% 25% 9% 11% 3% 1% Source: Company documents. N/A 11% (CHART)
(CHART) Measured as gross book value. Source: Company documents. Columbus Square - New York, NY UNCONSOLIDATED JV SIZE ($M)(1) OWN. INTEREST TYPE MetLife $2,840 38% Long-term partnership in high-quality, core assets Kuwait Finance House $283 30% Medium-term partnership focused on Washington, DC Texas $325 20% Medium/Short-term partnership UDR has three primary operating joint venture relationships that comprise $3.5 billion of apartment communities. These relationships: Provide a stable source of favorably priced long-term capital, and Reduce effective cost of capital while enhancing returns via promotes and fee income Joint Ventures 12 Current - San Diego, CA (CHART)
399 Fremont - San Francisco, CA JV Development - Scheduled Completion: 3Q 2016 UDR, Inc. Appendix UDR, Inc. Appendix PAGE 2014 Guidance 14 Operating Trends Update 15 2014 Market Growth Expectations 16 Where We Develop and Why 17 Development Lease-Up Progress 18 Apartment Fundamentals Demand 20 New Multifamily Supply 21 Single-Family Housing 22 Definitions and Reconciliations 23 13
2014 Guidance 14 FFO and AFFO per Share Guidance 1Q 2014E Full-Year 2014E FFO per common share $0.34 to $0.36 $1.47 to $1.53 FFO as Adjusted per common share $0.33 to $0.35 $1.47 to $1.53 Adjusted Funds from Operations ("AFFO") $0.30 to $0.32 $1.30 to $1.36 Weighted average diluted shares/units (M) 264.0 265.7 Same-Store Guidance Full-Year 2014E Revenue growth 3.50% to 4.25% Expense growth 2.75% to 3.25% NOI growth 3.75% to 5.00% Physical occupancy 96.0% Transactional Activity ($ in millions) Full-Year 2014E Acquisitions $200 to $300 Dispositions $250 to $350 Cap Rate Spread 150 to 200 bps Development and Redevelopment spend $425 to $475 Capital Markets Activity ($ in millions) Full-Year 2014E Debt maturities $348 New debt issuance $250 to $350 Equity issuance $50 to $150 Source: Company documents. Domus - Philadelphia, PA

OPERATING TRENDS UPDATE (1)

15

Same-Store (SS) Market	% Total NOI 4Q 2013	% SS NOI 4Q 2013	Effective YOY SS New Lease Rate Growth Jan/Feb 2014 (1)	4Q 2013	Effective YOY SS Renewal Lease Rate Growth Jan/Feb 2014 (1)	4Q 2013	Annualized SS Turnover as of February 17 YTD 2014	YTD 2013
Metro DC	13.2%	14.2%	(4.7%)	(3.4%)	3.7%	3.8%	34.6%	36.9%
New York	12.9%	4.9%	2.3%	1.2%	5.4%	6.7%	24.4%	23.3%
Orange County	10.5%	10.3%	2.8%	1.5%	4.1%	5.0%	53.1%	50.5%
San Francisco Bay Area	9.8%	12.9%	4.8%	6.8%	5.7%	7.6%	42.4%	50.4%
Seattle	6.4%	5.9%	1.1%	4.1%	6.8%	6.9%	44.8%	45.9%
Boston	5.4%	4.8%	2.4%	3.2%	5.1%	5.0%	34.9%	38.2%
Dallas	5.0%	4.7%	(0.4%)	(0.6%)	5.6%	5.8%	50.7%	39.9%
Tampa	4.9%	6.4%	3.3%	1.1%	5.5%	4.1%	41.6%	36.9%
Baltimore	4.8%	6.1%	(4.1%)	(3.1%)	4.7%	4.3%	40.2%	41.2%
Orlando	4.4%	5.8%	0.5%	3.1%	5.9%	5.3%	40.2%	41.2%
Los Angeles	4.3%	3.3%	1.6%	2.6%	4.7%	3.4%	41.4%	47.3%
Nashville	2.9%	3.8%	0.0%	3.5%	4.8%	4.2%	49.8%	47.1%
Austin	2.6%	2.5%	5.3%	5.2%	6.4%	5.9%	39.0%	39.0%
Monterey Peninsula	2.5%	3.2%	(2.6%)	0.4%	3.2%	5.2%	44.2%	54.1%
Richmond	2.4%	3.1%	(1.6%)	(2.1%)	3.8%	3.8%	40.0%	40.0%
Norfolk	1.8%	2.3%	(6.9%)	(5.8%)	3.0%	2.5%	47.5%	45.9%
Inland Empire	1.3%	1.7%	2.7%	3.0%	5.8%	5.4%	46.3%	48.7%
San Diego	1.2%	1.0%	3.0%	(2.5%)	4.0%	2.0%	53.3%	83.8%
Portland	1.1%	1.4%	3.8%	7.6%	6.7%	7.3%	38.0%	38.0%
Total / SS Wtd. Avg.	**97.2%**	**98.3%**	**0.5%**	**1.3%**	**5.0%**	**5.2%**	**42.8%**	**42.8%**

(1) As of February 17, 2014.
Source: Company documents.

2014 MARKET GROWTH EXPECTATIONS

16



UDR Same-Store Markets Revenue Growth(1)
West Coast:
% of SS NOI: 40%
% of Total NOI: 37%
Northeast
% of SS NOI: 10%
% of Total NOI: 19%
Mid-Atlantic
% of SS NOI: 26%
% of Total NOI: 22%
Southwest:
% of SS NOI: 7%
% of Total NOI: 8%
Southeast:
% of SS NOI: 17%
% of Total NOI: 13%
Seattle
Portland
San Francisco
Monterey Peninsula
Los Angeles
Inland Empire
O.C.
San Diego
Dallas
Austin
Boston
New York
Metro Washington, DC
Baltimore
Richmond
Norfolk, VA
Nashville
Orlando
Tampa
> 4.25% Revenue Growth
3.50% to 4.25% Revenue Growth
< 3.50% Revenue Growth

Market	% of 4Q13 SS NOI	% of 4Q13 Total NOI	Market	% of 4Q13 SS NOI	% of 4Q13 Total NOI	Market	% of 4Q13 SS NOI	% of 4Q13 Total NOI
Austin	2.5%	2.6%	Nashville	3.8%	2.9%	Monterey Peninsula	3.2%	2.5%
Baltimore	6.1%	4.8%	New York	4.9%	12.9%	San Diego	1.0%	1.2%
Boston	4.8%	5.4%	Norfolk	2.3%	1.8%	Seattle	5.9%	6.4%
Dallas	4.7%	5.0%	O.C.	10.3%	10.5%	SF Bay Area	12.9%	9.8%
Inl. Empire	1.7%	1.3%	Orlando	5.8%	4.4%	Tampa	6.4%	4.9%
Los Angeles	3.3%	4.3%	Portland	1.4%	1.1%	**TOTAL**	**98.3%**	**97.4%**
Metro Wash., DC	14.2%	13.2%	Richmond	3.1%	2.4%			

Core Markets: Seattle, San Francisco Bay Area, Los Angeles, Orange County, San Diego, Denver, Austin, Dallas, Boston, New York, Baltimore/Washington DC area and Philadelphia. **Capital Warehouse Markets:** Portland, Inland Empire, Nashville, Richmond, Tampa, Orlando and Other FL. **Non-Core Markets:** Monterey Peninsula and Norfolk.

(1) Revenue growth based on UDR's current 2014 forecast.
Source: Company documents.
(CHART) Source: U.S. Census Bureau, Axonometrics, National Association of Realtors, Freddie Mac, Federal Financial Institutions Examination Council and Company documents. Where we develop and why 17 Current Demand / supply and long-time revenue growth trends are strong in the primarily coastal markets where we develop 2014-2016E Annual avg. Expectations 2014-2016E Annual avg. Expectations 2014-2016E Annual avg. Expectations Last 15-Year Cumulative Last 15-Year Cumulative Market Job Growth Supply Growth Demand > Supply Rev Growth > U.S. Avg. (27%) Seattle 2.6% 1.7% ? 33% ? San Fran Area 2.9% 1.2% ? 37% ? Los Angeles 2.1% 0.6% ? 50% ? Orange Cnty 2.3% 1.1% ? 47% ? San Diego 2.3% 1.0% ? 52% ? Dallas 3.2% 1.7% ? 11% ? Metro DC 1.9% 1.7% -- 54% ? New York 1.9% 0.7% ? 37% ? Boston 2.1% 1.1% ? 35% ? Many of These markets also have above national average propensities to rent and relatively unaffordable single-family homes.
We are achieving or beating the effective rental rate per square foot estimates at the majority of our 6 lease-ups However, leasing velocity at 3 of the projects is lower than expected Development lease-up progress 18 Progress of development projects in lease-up For our 6 development projects currently in lease-up, some are expected to be above our targeted 150 to 200 bp spread between stabilized yields and current market cap rates, some are in range and some are below The expected weighted average spread for the remaining, under construction pipeline is in range at ~185 bps 13th and Market - San Diego, CA; Bella Terra - Huntington Beach, CA; Channel - San Francisco, CA; Los Alisos - Mission Viejo, CA; Domain College Park - University of Maryland; Fiori - Dallas, TX. Source: Company documents. (CHART) Achieved Rental Rates To-Date versus Project Plans % Leased versus Project Plans Spread - Trended Construction Yield versus Market Cap Rate for Current Lease-ups Spread - Trended Construction Yield versus Market Cap Rate for Current Lease-ups Spread - Trended Construction Yield versus Market Cap Rate for Current Lease-ups Projects (1) Budgeted Cost ABOVE RANGE: > 200 BPS Channel @ Mission Bay; Bella Terra $295M IN RANGE: 150-200 BPS 13th and Market $76M BELOW RANGE: < 150 BPS Fiori; Los Alisos; Domain College Park $201M
13th and Market - San Diego, CA Development Lease-up 19 Apartment Fundamentals
(CHART) Apartment Fundamentals (Demand) (CHART) Source: Green Street Advisors, U.S. Census Bureau, Axiometrics and Bureau of Labor Statistics. 20 22-35 year olds comprise the primary renter cohort with a 60%+ propensity to rent. This cohort is forecast to grow through 2025 In addition to population growth, jobs are a primary Multifamily demand driver. job growth is forecast to improve in 2014 and 2015 Demographic drivers and accelerating employment growth are expected to create approximately 2.2 million renter households from 2014-2016, ~45% of which should end up in apartments (CHART) Demographic trends signal continued and sustainable demand for rental housing +2.2M Renter Households Absolute Owner Households Declining Absolute Renter Households Declining
However, when comparing new supply to expected job growth in our major markets from 2014 through 2016, Our portfolio is well positioned Apartment Fundamentals (MF Supply) 21 (CHART) More than enough jobs to absorb expected new supply (1) Not enough jobs to absorb expected new supply (1) New multifamily supply is expected to be consistent with its long-term historical average over the coming years (CHART) '14E to '16E Traditional Apt. Supply Growth Gross Units: +575K Net units after obsolescence loss: +425K Size of dots represents UDR's total NOI concentration in a market. Includes joint venture homes at UDR's pro-rata ownership interest. Source: U.S. Census Bureau, Green Street Advisors, Axiometrics and Bureau of Labor Statistics.
Source: U.S. Census Bureau, Axiometrics, National Association of Realtors and Freddie Mac. Demand for single-family homes continues to improve, but increasing home prices and rising mortgage rates have curtailed affordability. This is positive for coastally focused owners/operators where home affordability is lower Apartment Fundamentals (SF Housing) 22 (CHART) Mortgage payments increased in our primary markets much more so than rent payments in 2013 due to substantial increases in home prices and the 30-year fixed rate The homeownership rate continues to decline. Every 1% drop in the homeownership rate results in approximately 1.0M new renters (CHART)

23

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO"): The Company defines AFFO as FFO as Adjusted less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on page 27 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations: FASB ASC Subtopic 205.20, requires, among other things, that the primary assets and liabilities and the results of operations of UDR's real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR's Consolidated Statements of Operations and Consolidated Balance Sheets. Properties classified as real estate held for disposition generally represent properties actively marketed or contracted for sale that are expected to close within the next twelve months.

The primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition through December 31, 2013, are accounted for as discontinued operations for all periods presented. This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results of all properties sold or classified as held for disposition through December 31, 2013, within the Consolidated Statements of Operations for the periods ended December 31, 2013 and 2012, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets as of December 31, 2013 and December 31, 2012.

During the twelve months ended December 31, 2013, UDR sold 2 communities with a total of 914 homes. During the twelve months ended December 31, 2012, UDR disposed of 21 communities with a total of 6,507 homes. At December 31, 2013, UDR has one commercial property classified as real estate held for disposition. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled "Income from discontinued operations, net of tax".

In thousands	4Q 2013	4Q 2012	YTD 2013	YTD 2012
Rental income	$ 2,021	$ 2,296	$ 9,151	$ 39,543
Rental expenses	777	826	3,511	14,106
Property management	56	63	252	1,088
Real estate depreciation	350	539	1,958	8,474
Other operating expenses	8	7	34	30
Non-property (income)/expense	(96)	-	(96)	791
	1,095	1,435	5,659	24,489
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	926	861	3,492	15,054
Impairment of real estate held for disposition, net of tax	(1,469)	-	(1,469)	-
Net gain on the sale of depreciable property, net of tax	41,919	156	41,919	251,554
Income from discontinued operations, net of tax	$ 41,376	$ 1,017	$ 43,942	$ 266,608

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE[3] income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 26 of this presentation.

Funds From Operations as Adjusted: The Company defines FFO as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, storm-related expenses, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on page 27 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO"): The Company defines FFO as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, OP units, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

DEFINITIONS AND RECONCILIATIONS

24

Activities of our taxable REIT subsidiary (TRS), RE³, include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on page 27 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE³ income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 26 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	4Q 2013	YTD 2013
Income/(loss) from unconsolidated entities	$ 5,666	$ (415)
Management fee	980	3,647
Interest expense	7,359	27,056
Depreciation	9,491	34,953
General and administrative	273	495
Other income/expense	328	781
NOI from sold and newly consolidated properties	(621)	(2,400)
Gain on sale	(8,331)	(8,331)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 15,145	$ 55,786

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and RE³ income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on page 26 of this presentation.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012	YTD 2013	YTD 2012
Net income/(loss) attributable to UDR, Inc.	$ 36,700	$ 3,188	$ 5,192	$ (268)	$ (12,300)	$ 44,812	$ 212,177
Property management	5,233	5,168	5,123	5,004	4,954	20,528	19,378
Other operating expenses	1,925	1,776	1,799	1,636	1,457	7,136	5,718
Real estate depreciation and amortization	88,301	83,738	84,595	82,898	82,917	339,532	341,926
Interest expense	33,360	30,939	30,803	30,981	30,660	126,083	138,792
Hurricane-related (recoveries)/charges, net	-	(6,460)	(2,772)	(3,021)	8,495	(12,253)	8,495
General and administrative	11,532	11,364	9,866	9,476	10,653	42,238	43,792
Tax provision/(benefit), net (includes valuation adjustment)	15	(2,658)	(2,683)	(1,973)	(1,628)	(7,299)	(30,282)
Income/(loss) from unconsolidated entities	(5,666)	3,794	(515)	2,802	2,757	415	8,579
Interest and other income, net	(1,328)	(829)	(1,446)	(1,016)	(1,089)	(4,619)	(3,524)
Joint venture management and other fees	(3,095)	(3,207)	(3,217)	(2,923)	(2,885)	(12,442)	(11,911)
Other depreciation and amortization	3,281	1,176	1,138	1,146	1,092	6,741	4,105
Income from discontinued operations, net of tax	(41,376)	(884)	(829)	(853)	(1,017)	(43,942)	(266,608)
Net income/(loss) attributable to noncontrolling interests	1,302	47	162	(41)	(655)	1,470	8,126
Total consolidated NOI	$ 130,184	$ 127,152	$ 127,216	$ 123,848	$ 123,411	$ 508,400	$ 478,763

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

DEFINITIONS AND RECONCILIATIONS

25

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

RE^3: RE^3 is the Company's taxable REIT subsidiary ("TRS") that focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where greater than 10% of the available apartment homes are off-line for major renovation and those that did not achieve stabilization as of the most recent quarter.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less the project's annualized operating NOI prior to commencing the redevelopment, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 24 of this presentation is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2014 and first quarter of 2014 to forecasted FFO, FFO as Adjusted and AFFO per share:

	Full Year 2014	
	Low	High
Forecasted earnings per diluted share	$ 0.04	$ 0.10
Conversion from GAAP share count	(0.08)	(0.08)
Depreciation	1.51	1.51
Noncontrolling Interests	(0.01)	(0.01)
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share	**$ 1.47**	**$ 1.53**
TRS gains from asset sales	(0.01)	(0.01)
Acquisition costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share	**$ 1.47**	**$ 1.53**
Recurring capital expenditures	(0.17)	(0.17)
Forecasted AFFO per diluted share	**$ 1.30**	**$ 1.36**

	1Q 2014	
	Low	High
Forecasted earnings per diluted share	$ (0.02)	$ 0.00
Conversion from GAAP share count	(0.02)	(0.02)
Depreciation	0.38	0.38
Noncontrolling Interests	(0.00)	(0.00)
Preferred Dividends	0.00	0.00
Forecasted FFO per diluted share	**$ 0.34**	**$ 0.36**
TRS gains from asset sales	(0.01)	(0.01)
Acquisition costs	-	-
Forecasted FFO as Adjusted per diluted share	**$ 0.33**	**$ 0.35**
Recurring capital expenditures	(0.03)	(0.03)
Forecasted AFFO per diluted share	**$ 0.30**	**$ 0.32**
Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved. Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be. YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for nine consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year. Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and RE3 income tax. Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below: Definitions and reconciliations Net Debt-to-EBITDA ($000s) Quarter Ended December 31, 2013 Net income/(loss) attributable to UDR, Inc. $ 36,700 Adjustments (includes continuing and discontinued operations): Interest expense 33,360 Real estate depreciation and amortization 88,651 Real estate depreciation and amortization on unconsolidated joint ventures 10,347 Other depreciation and amortization 3,281 Noncontrolling interests 1,302 Income tax expense/(benefit) 15 EBITDA $ 173,656 Gain on sale of interest in unconsolidated joint venture (8,331) Net gain on the sale and impairments of depreciable property (40,450) EBITDA - adjusted for non-recurring items $ 124,875 Annualized EBITDA - adjusted for non-recurring items $ 499,500 Interest expense $ 33,360 Capitalized interest expense 6,173 Total interest $ 39,533 Preferred dividends $ 931 Total debt $ 3,523,703 Cash 30,249 Net Debt $ 3,493,454 Interest Coverage Ratio 4.39x Interest Coverage Ratio - adjusted for non-recurring items 4.29x Fixed Charge Coverage Ratio 3.16x Fixed Charge Coverage Ratio - adjusted for non-recurring items 3.09x Net Debt-to-EBITDA, adjusted for non-recurring items 7.0x 26

DEFINITIONS AND RECONCILIATIONS

27

In thousands, except per share amounts	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2013	Twelve Months Ended December 31, 2012
Net income attributable to UDR, Inc.	$ 36,700	$ (12,300)	$ 44,812	$ 212,177
Distributions to preferred stockholders	(931)	(931)	(3,724)	(6,010)
Real estate depreciation and amortization, including discontinued operations	88,651	83,456	341,490	350,400
Noncontrolling interest	1,302	(655)	1,470	8,126
Real estate depreciation and amortization on unconsolidated joint ventures[1]	7,718	9,897	33,180	32,531
Net (gain)/loss on the sale of depreciable property in discontinued operations, excluding TRS	(40,450)	(156)	(40,450)	(243,805)
Premium on preferred stock redemptions, net	-	-	-	(2,791)
Funds from operations ("FFO") - basic	$ 92,990	$ 79,311	$ 376,778	$ 350,628
Distributions to preferred stockholders - Series E (Convertible)	931	931	3,724	3,724
FFO, diluted[2]	$ 93,921	$ 80,242	$ 380,502	$ 354,352
FFO per common share, basic	$ 0.36	$ 0.31	$ 1.45	$ 1.41
FFO per common share, diluted	$ 0.36	$ 0.30	$ 1.44	$ 1.40
Weighted average number of common shares and OP Units outstanding - basic	259,310	259,211	259,306	248,262
Weighted average number of common shares, OP Units, and common stock equivalents outstanding - diluted	263,908	263,529	263,926	252,659
Impact of adjustments to FFO:				
Acquisition-related costs (including joint ventures)	$ -	$ 550	$ -	$ 2,762
Joint venture financing and acquisition fees	-	-	(254)	-
Costs/(benefit) associated with debt extinguishment and tender offer	-	-	178	(277)
Redemption of preferred stock	-	-	-	2,791
Gain on sale of TRS property/marketable securities [2]	(2,651)	-	(2,651)	(7,749)
Severance costs and other restructuring expense	-	484	-	733
Reversal of deferred tax valuation allowance [3]	-	1,346	-	(21,530)
Hurricane-related (recoveries)/charges, net [4]	-	9,262	(9,665)	9,262
	$ (2,651)	$ 11,642	$ (12,392)	$ (14,008)
FFO as Adjusted, diluted[2]	$ 91,270	$ 91,884	$ 368,110	$ 340,344
FFO as Adjusted per common share, diluted	$ 0.35	$ 0.35	$ 1.39	$ 1.35
Recurring capital expenditures	(11,732)	(9,389)	(42,707)	(42,249)
AFFO	$ 79,538	$ 82,495	$ 325,403	$ 298,095
AFFO per common share, diluted	$ 0.30	$ 0.31	$ 1.23	$ 1.18

(1) Real estate depreciation on unconsolidated joint ventures excludes the portion of the GAAP gain (discussed in Note 3 of Attachment 1 of the Company's 4Q 2013 supplemental report) related to depreciation, net of tax, in order to accurately reflect the FFO gain of the transaction.

(2) $2.7 million of the net gain on the sale of our interest in the unconsolidated joint venture (discussed in Note 3 of Attachment 1 of the Company's 4Q 2013 supplemental report) is included in FFO and excluded from FFO as Adjusted as it was a gain on a development asset, which is incidental to our main business. The $2.7 million FFO gain represents the net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

(3) During 2012, the tax benefit related to the reversal of a deferred tax valuation allowance was excluded from FFO and FFO as Adjusted. In order to be consistent with the FFO definition per NAREIT, we have modified our presentation to leave this benefit in 2012 FFO, and removed this benefit when computing FFO as Adjusted. As a result, 2012 YTD diluted FFO increased by $0.09 per share, and 2012 YTD FFO as Adjusted was unchanged.

(4) Adjustment primarily represents the portion of Hurricane Sandy insurance recoveries in 2013 that relate to the $9.3 million in charges added back to FFO as Adjusted in 4Q 2012. The $2.6 million difference between the $12.3 million hurricane-related recoveries reflected on the Consolidated Statements of Operations for the twelve months ended December 31, 2013 and the $9.7 million adjustment above represents the amount of 2013 business interruption recoveries during 2013. The business interruption insurance recoveries for the twelve months ended December 31, 2013 are offset by lost rental revenues from the business interruption in 2013.

Forward Looking Statements Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws. This presentation and these forward-looking statements include UDR's analysis and conclusions and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances. * Green Street Advisors ("GSA") is an independent research, trading and consulting firm. By referencing reports included on GSA's website, UDR does not intend to incorporate any of the information included on that website into this presentation, or to otherwise adopt or endorse any analysis, statements or communications made by GSA on its website or elsewhere. Forward Looking Statements 28
Notes 29
Notes 30
Notes 31
Investor Relations Contact: Chris Van Ens cvanens@udr.com 720.348.7762